Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEXMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date:        March 30, 2011

COMMON STOCK PURCHASE WARRANT

To Purchase 4,381,004 Shares of Common Stock of

CORNERWORLD CORPORATION

THIS COMMON STOCK PURCHASE WARRANT (this "Warrant”) certifies that, for value received, Pacific Specialty Insurance Company, a California corporation, or its registered assigns (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date"), and on or prior to the close of business on March 30, 2016 (the "Termination Date"), to purchase up to 4,381,004 shares (the "Warrant Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of CornerWorld Corporation, a Nevada corporation (the "Company").  This Warrant is issued pursuant to that certain Credit Agreement dated March 30, 2011 by and among S Squared, L.L.C., an Illinois limited liability company and Enversa Companies, LLC, a Texas limited liability company, each of which is, directly or indirectly, a wholly owned subsidiary of the Company, Sovereign-Emerald Crest Capital Partners II, LP, a Delaware limited partnership, Pacific Specialty Insurance Company, a California corporation, and certain Persons (including the Company) acting as guarantors and named therein (the “Credit Agreement").

Section 1.   Definitions.   Capitalized terms used and not otherwise defined herein shall have the meanings as set forth in the Credit Agreement.

Section 2.   Exercise.

(a)         Exercise Price.  The exercise price for all the Warrant Shares under this Warrant shall be $50.00 in the aggregate, or a pro rata portion thereof with respect to less than all of the Warrant Shares (the “Exercise Price ”).

(b)        Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time, or from time to time, on or after the Initial Exercise Date, and on or before the Termination Date, by delivering to the Company: (i) a duly executed copy of the Notice of Exercise Form attached hereto as Exhibit A and, (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, which may take the form of a “cashless exercise”, as more particularly described below.  The date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is the “Exercise Date”.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Date.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c)        Cashless Exercise.  In lieu of the payment of the aggregate Exercise Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Cashless Exercise Right").  Upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment of the Exercise Price) that number of shares determined as follows:

X = Y [(A-B)/A]

where:

X =  the number of Warrant Shares to be issued to the Holder;

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised;

A = the average of the Common Stock’s Closing Sale Prices (as determined below) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date; and

B = the pro-rata Exercise Price per Warrant Share then in effect at the time of such exercise.

For the purposes of this Warrant:

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the “pink sheets” by Pink Sheets LLC.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value, in which case, the Board of Directors’ determination shall be binding upon all parties absent a showing of bad faith or demonstrable error.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Trading Day” means any day on which the New York Stock Exchange is open for business.

(d)        Mechanics of Exercise.

i.        Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and the payment of the Exercise Price, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

ii.        Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within five Trading Days of the Exercise Date (the "Warrant Share Delivery Date").   This Warrant shall be deemed to have been exercised on the Exercise Date.  The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

iii.        Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

iv.        Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(d)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v.        No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay Holder in cash the fair market value of such fractional share (based on the Closing Sale Price).

vi.        Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder (or Holder’s assigns) for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event some or all of the certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental to the issuance of such Warrant Shares in a name other than Holder.

vii.        Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

Section 3.   Certain Adjustments.

(a)        Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case, the number of Warrant Shares shall be increased so that immediately following such event this Warrant shall be exercisable for the same percentage of the outstanding Common Stock as it was immediately prior to such event.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution, or the effective date in the case of a subdivision, combination or re-classification, as applicable.

(b)        Fundamental Transaction.  If, at any time while this Warrant is outstanding the Company effects or authorizes any: (i) merger or consolidation of the Company with or into another Person, (ii) sale of all or substantially all of its assets in one or a series of related transactions, (iii)  tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)        Anti-Dilution.  If the Company, at any time while this Warrant is outstanding, issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock (as defined below) for an Effective Price (as defined below) less than $0.04 per share, the number of Warrant Shares exercisable under this Warrant shall be increased to such number of shares as is equal to the product of: (A) the original number of Warrant Shares, multiplied by (B) the Warrant Multiplier.

For the purposes of this subsection (c):

“Additional Shares of Common Stock” means any shares of Common Stock issued or sold by the Company after the Original Issue Date of this Warrant, whether or not subsequently reacquired or retired by the Company, including, but not limited to, shares of Common Stock issued (A) for consideration other than cash pursuant to a bona fide merger, consolidation, acquisition or similar business combination, (B) in connection with strategic transactions, including licensing, collaboration or joint venture agreements, or (C) in exchange for the discharge, conversion, satisfaction or settlement of any Company debt or other liability (including, but not limited to, indebtedness of the Company created by the Credit Agreement).

“Conversion Factor” means the quotient of (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dilutive issuance or sale (on a fully diluted basis) plus (2) the number of shares of Common Stock which the aggregate consideration received for the Additional Shares of Common Stock so issued or sold would have purchased at a price per share equal to $0.04, divided by (B) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such dilutive issuance or sale (on a fully diluted basis) plus (2) the number of shares of Common Stock so issued or sold at the dilutive price.

“Effective Price” means the quotient of (A) the total number of Additional Shares fo Common Stock issued, divided by (B) the aggregate consideration received in exchange for such issuance.

“Warrant Multiplier” means the quotient of: (A) $0.04, divided by (B) the product of (1) $0.04 multiplied by (2) the Conversion Factor.

(d)        Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e)        Notice to Holders.

i.        Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will promptly notify the Holder of the applicable adjustment, compute such adjustment, in good faith, and in accordance with the terms of this Warrant, and deliver a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

ii.        Notice of Corporate Events.  If the Company (A) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary; (B) authorizes, approves or enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction; (C) authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall give notice of such fact to the Holder at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction.

Section 4.  Warrant Registry and Transfers.

(a)        Warrant Registry.  The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Registry”), in the name of the Holder, or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder.

(b)        Transfers.  Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Registry, upon delivery to the Company of (i) this Warrant; (ii) a completed and duly executed Assignment of Warrant in the form attached hereto as Exhibit B; (iii) a written statement by transferee certifying that transferee is an “accredited investor” as defined in Rule 501(A) under the Securities Act; and (iv) at the Company’s request, an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws.  Upon such registration of transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.

(c)         Transfer Restrictions; Warrant Shares By the acceptance hereof, the Holder agrees that during any period of 30 consecutive Trading Days it shall not sell on any Trading Market on which the Common Stock is then listed or traded such number of Warrant Shares as is greater than 20% of the trading volume of the Common Stock on the principal trading market of the Common Stock during the immediately preceding 30 Trading Days; provided, that, if, at any time after the date hereof, the Company agrees with any of its or its Affiliates’ then executive officers or directors or any Person who then beneficially owns more than 5.00% of the outstanding Common Stock (any of the foregoing being a “Significant Stockholder”) to a limitation on the sale of Common Stock that is less restrictive to such Significant Stockholder than the forgoing restriction set forth herein with respect to the Holder, the foregoing restriction with respect to the Holder shall automatically, and without any action by the Company or the Holder, be deemed to be modified to conform to such less restrictive limitation, which less restrictive limitation shall remain in effect until such time, if any, that the Company agrees to a further less restrictive provision with any Significant Holder. The Company shall notify the Holder not later than two Trading Days after it has entered into with a Significant Stockholder a limitation on the sale of Common Stock that is less restrictive to such Significant Stockholder than the restriction set forth (or deemed to be) set forth herein with respect to the Holder.

Section 5:  Redemption.

(a)         Redemption by Company:  At any time during the period beginning on March 30, 2014 and ending on the Termination Date (the “Redemption Period”), the Company may elect to redeem this Warrant in its entirety and all Warrant Shares then remaining exercisable pursuant thereto by delivering notice of such election to Holder (the “Company Election”), and delivering payment to Holder in an amount equal to the Company Redemption Amount.  Upon delivery of the Company Election and payment of the Company Redemption Amount, this Warrant, without the need for any further action on the part of any party, shall be and become void and of no value, and shall be terminated, removed from the Warrant Registry and considered no longer outstanding.  The “Company Redemption Amount” shall be an amount equal the greater of: (i) for each Warrant Share, an amount equal to the average of the Common Stock’s Closing Sale Prices for the five (5) consecutive Trading Days ending on the date immediately preceding the Company Election, provided, that trading volume of the Company’s Common Stock on each of the preceding five (5) Trading Days was equal to or greater than 0.6% of the Company’s total Common Stock outstanding during the same period, or (ii) the product of: (A) the Warrant Redemption EBITDA multiplied by (B) six and one half (6.5) multiplied by (C) the percentage ownership interest in the Company (on a fully diluted basis) represented by the Warrant Shares subject to the Company Election,  provided, that:

i.        notwithstanding any calculation of the Company Election Amount pursuant to the formula set forth above, under no circumstances shall the amount payable to Holder pursuant to a Holder Election under this Section 5(a) be less than $500,000;

ii.        in the event the Company Election Amount pursuant to the formula set forth above is between $500,000 and $1,000,000, the entire Company Election Amount shall be paid to Holder in cash; and

iii.        in the event the Company Election Amount pursuant to the formula set forth above is greater than $1,000,000, an amount equal to $1,000,000 shall be payable in cash, and with respect to any amount payable to Holder in excess of $1,000,000, Holder shall have an election as to whether such excess amount is payable in cash or a number of shares of Common Stock equal to the amount over $1,000,000, based on the Closing Sale Price at the time the Company Election is delivered.

(b)        Redemption by Holder:  At any time during the Redemption Period, Holder may elect to redeem this Warrant in its entirety and all Warrant Shares then remaining exercisable pursuant thereto by delivering notice of such election to the Company (the “Holder Election”).  Within thirty (30) days of receipt of the Holder Election, the Company shall deliver payment to Holder in an amount equal to the Holder Redemption Amount.  Upon delivery of the Holder Election and payment of the Company Redemption Amount, this Warrant, without the need for any further action on the part of any party, shall be and become void and of no value, and shall be terminated, removed from the Warrant Registry and considered no longer outstanding.  The “Holder Election Amount” shall be an amount equal to the product of: (A) Warrant Redemption EBITDA multiplied by (B) five and one half  (5.5) multiplied by (C) the percentage ownership interest in the Company (on a fully diluted basis) represented by the Warrant Shares subject to the Holder Election, provided, that:

i.        notwithstanding any calculation of the Holder Election Amount pursuant to the formula set forth above, under no circumstances shall the amount payable to Holder pursuant to a Holder Election under this section be less than $500,000;

ii.        in the event the calculation of the Holder Election Amount pursuant to the formula set forth above equals an amount greater than $1,000,000, the amount payable to Holder pursuant to a Holder Election under this section shall be disbursed as follows:

A.        $1,000,000 in cash; and

B.        a number of shares of Common Stock equal to the amount over $1,000,000, based on the Closing Sale Price at the time the Holder Election is delivered;

provided,  further, that in the event the foregoing payment of cash to Holder pursuant to a Holder Election would result in the Company having a Qualified Cash balance less than the greater of (i) $500,000, or (ii) 25% of Warrant Redemption EBITDA, immediately after such payment is made, Holder or its assigns will finance a portion of the payment on the terms set forth, and as more particularly described, in Section 2.09 of the Credit Agreement.

For the purposes of this Warrant:

“Warrant Redemption EBITDA” means Consolidated EBITDA (as defined in the Credit Agreement) of the Company for the trailing twelve (12) month period ending on the last day of the immediately preceding fiscal quarter for which financing reports have been delivered.  The parties acknowledge that, in computing Warrant Redemption EBITDA, Stock-Based Compensation, as defined in the Credit Agreement, will be limited to $150,000 on a trailing twelve month basis.

Section 6.  Miscellaneous.

(a)        No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

(b)        Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)        Action on Non-Trading Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)        Authorized Shares.

The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any stock exchange or trading market upon which the Common Stock may be listed.

Except to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.  The Warrant Shares represent on the date hereof 2.5% of the outstanding Common Stock, calculated on a fully-diluted, as-if exercised basis.

(e)        Governing Law; Jurisdiction; Waiver of Trial by Jury.  IN ACCORDANCE WITH SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED EXCLUSIVELY IN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS WARRANT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.   COMPANY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  COMPANY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ENTERING INTO THE UNDERLYING CREDIT AGREEMENT AND TRANSACTIONS FROM WHICH THIS WARRANT ARISES.

(f)        Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g)        Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)        Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice, Company Election or Holder Election) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Credit Agreement unless changed with two (2) Trading Days’ prior notice.

(i)        Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)        Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)        Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(l)        Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)        Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)        Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on the date first written above.

CORNERWORLD CORPORATION

By: /s/ Scott N. Beck

Scott Beck

Chairman and Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: CORNERWORLD CORPORATION

(1)        The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)        Payment shall take the form of (check applicable box):

[  ]        lawful money of the United States; or

[  ]        the issuance of ______ shares of Common Stock in accordance the Cashless Exercise Right   formula set forth in Section 2(c) of the Warrant.

(3)        Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)        Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________________________

Signature of Authorized Signatory of Investing Entity : _____________________________________________

Name of Authorized Signatory: ________________________________________________________________

Title of Authorized Signatory: _________________________________________________________________

Date: ___________________________________________________________________________________

EXHIBIT B

ASSIGNMENT OF WARRANT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ (the “Transferee”) the right represented by the within Warrant to purchase __________________shares of Common Stock of CornerWorld Corporation (the “Company”) to which the within Warrant relates.  In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)        the offer and sale of this Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)        the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)        the undersigned has reviewed Transferee’s Accredited Investor Certification delivered herewith, and has no reason to believe it is not true and accurate; and

(d)        the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: _____________________

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee:

_______________________________________
_______________________________________
_______________________________________
_______________________________________

In the presence of:

________________________________________